UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

January 21, 2010 (January 19, 2010)

Date of Report (Date of earliest event reported)

INERGY, L.P.

(Exact name of registrant as specified in its charter)

Delaware	000-32453	43-1918951
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Two Brush Creek Boulevard, Suite 200

Kansas City, MO 64112

(Address of principal executive offices)

(816) 842-8181

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On January 20, 2010, Inergy, L.P. (the “Partnership”), Inergy Propane, LLC and Inergy Midstream, LLC entered into an Underwriting Agreement (the “Underwriting Agreement”), filed herewith as Exhibit 1.1, with UBS Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. Incorporated, Wells Fargo Securities, LLC, Barclays Capital Inc., Credit Suisse Securities (USA) LLC, Raymond James & Associates, Inc. and Wunderlich Securities, Inc. (collectively, the “Underwriters”), pursuant to which the Company sold 5,000,000 common units representing limited partner interests in the Partnership (the “Common Units”) at $36.25 per common unit to the public. The Underwriters were also granted an over-allotment option for a period of 30 days to purchase up to a maximum of 750,000 additional Common Units. The material terms of the offering of the Common Units are described in the prospectus supplement, dated January 20, 2010, as filed by the Partnership with the Securities and Exchange Commission (the “Commission”). The offer and sale of the Common Units is registered with the Commission pursuant to a Registration Statement on Form S-3 (File No. 333-158066), and the closing is expected to occur on January 25, 2010.

The Partnership intends to use the net proceeds from this offering of approximately $173,900,000 million (and the net proceeds from any exercise of the underwriters’ option to purchase additional common units) to repay outstanding indebtedness under its general partnership credit facility, which was borrowed to fund the acquisitions of Liberty Propane, L.P. and MGS Corporation and to fund other capital expenditures in its midstream business.

Some of the Underwriters and their affiliates have performed investment and commercial banking and advisory services for the Partnership and its affiliates from time to time for which they have received customary fees and expenses. The Underwriters and their affiliates may, from time to time, engage in transactions with and perform services for the Partnership in the ordinary course of their business. In particular, affiliates of UBS Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. Incorporated, Wells Fargo Securities, LLC, Barclays Capital Inc., Raymond James & Associates, Inc. and Credit Suisse Securities (USA) LLC are lenders under the Partnership’s revolving credit facility and, as such, will receive a substantial portion of the proceeds from the offering pursuant to the repayment of borrowings under such facility.

The Underwriting Agreement contains customary representations, warranties and agreements of the Partnership and certain affiliates, and customary conditions to closing, indemnification rights, obligations of the parties and termination provisions. The foregoing description of the Underwriting Agreement is qualified in its entirety by reference to such Underwriting Agreement, a copy of which is filed herewith as Exhibit 1.1 and is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On January 19, 2010, the Partnership issued a press release announcing the offering described in Item 1.01 of this Current Report on Form 8-K. A copy of the press release is furnished as Exhibit 99.1 hereto.

On January 20, 2010, the Partnership issued a press release announcing that it had priced the offering described in Item 1.01 of this Current Report on Form 8-K. A copy of the press release is furnished as Exhibit 99.2 hereto.

The information contained in this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(c) Exhibits.

Exhibit Number	Description
1.1	Underwriting Agreement dated as of January 20, 2010 among the Partnership, Inergy Propane, LLC, Inergy Midstream, LLC, UBS Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. Incorporated, Wells Fargo Securities, LLC, Barclays Capital Inc., Credit Suisse Securities (USA) LLC, Raymond James & Associates, Inc. and Wunderlich Securities, Inc.

5.1	Opinion of Vinson & Elkins L.L.P.

8.1	Opinion of Vinson & Elkins L.L.P., relating to tax matters.

23.1	Consent of Vinson & Elkins L.L.P. (included in Exhibit 5.1 hereto).

23.2	Consent of Vinson & Elkins L.L.P. (included in Exhibit 8.1 hereto).

99.1	Press Release dated January 19, 2010, announcing public offering of common units.

99.2	Press Release dated January 20, 2010, announcing pricing of public offering of common units.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INERGY, L.P.

	By:	INERGY GP, LLC, its Managing General Partner

	By:	/S/ LAURA L. OZENBERGER
Date: January 21, 2010		Laura L. Ozenberger Senior Vice President, General Counsel and Secretary

Exhibit Index

Exhibit Number	Description
1.1	Underwriting Agreement dated as of January 20, 2010 among the Partnership, Inergy Propane, LLC, Inergy Midstream, LLC, UBS Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. Incorporated, Wells Fargo Securities, LLC, Barclays Capital Inc., Credit Suisse Securities (USA) LLC, Raymond James & Associates, Inc. and Wunderlich Securities, Inc.

5.1	Opinion of Vinson & Elkins L.L.P.

8.1	Opinion of Vinson & Elkins L.L.P., relating to tax matters.

23.1	Consent of Vinson & Elkins L.L.P. (included in Exhibit 5.1 hereto).

23.2	Consent of Vinson & Elkins L.L.P. (included in Exhibit 8.1 hereto).

99.1	Press Release dated January 19, 2010, announcing public offering of common units.

99.2	Press Release dated January 20, 2010, announcing pricing of public offering of common units.